CONTACTS
From: Anthony J. DeFazio	For: Brian S. Block, EVP & CFO
DeFazio Communications, LLC	American Realty Capital Properties, Inc.
tony@defaziocommunications.com	bblock@arlcap.com
Ph: 484-532-7783	Ph: 212-415-6500

FOR IMMEDIATE RELEASE

AMERICAN REALTY CAPITAL PROPERTIES, INC.
ANNOUNCES THIRD QUARTER 2011 RESULTS OF OPERATIONS

NEW YORK, NY, November 14, 2011 — American Realty Capital Properties, Inc., (“ARCP” or the “Company”) (NASDAQ: ARCP) today announces results of operations for the quarter ended September 30, 2011, which included total funds from operations ("FFO") of $(283,000) or $(0.19) per share and adjusted FFO ("AFFO") of $287,000 or $0.17 per share.  Net loss attributable to common stockholders was $(634,000) or $(0.42) per share, inclusive of non-cash depreciation and amortization expense as well as one-time costs incurred for acquisition and transaction related activities.  A description and reconciliation of FFO per share and AFFO net loss per share is included in the financial tables accompanying this press release.  Additionally, in October 2011, the Company paid its first monthly dividend of $0.0729 per share, or an annualized rate of $0.875 per share.

Recent Highlights:

•	Completed initial public offering of 5.6 million common shares for net proceeds of $66.1 million.

•	Closed formation transactions including the acquisition of 63 properties with combined 768,730 square feet.

•	Secured $150.0 million senior secured revolving credit facility (currently $51.5 million outstanding).

Commenting on the quarter and recent events, Nicholas S. Schorsch, Chairman and Chief Executive Officer of ARCP stated, “We are pleased with the milestones achieved by the Company this quarter, including the completion of our initial public offering and related formation transactions, successful secondary offering and additional property acquisitions.  We are building a high quality, diversified portfolio of single tenant, net lease properties that supports our current monthly dividend.”

Balance Sheet Activity:

On September 6, 2011, the Company sold a total of 5.6 million shares of common stock for net proceeds of $66.1 million.

On September 7, 2011, the Company repaid $113.2 million of indebtedness with a weighted average interest rate of 7.14%.

On September 7, 2011, the Company assumed $13.9 million of mortgage indebtedness secured by the Home Depot distribution center located in Columbia, South Carolina.  The non-recourse loan has a fixed interest rate of 5.25%.

On September 7, 2011, the Company closed a $150.0 million senior secured revolving credit facility.  As of September 30, 2011, there was $51.5 million outstanding on this facility with a variable interest rate of 3.12%.

Acquisition Activity:

On September 7, 2011 the Company closed on the acquisition of 63 free-standing commercial properties in connection with the initial formation transactions, including one Home Depot distribution center, 59 Citizens Bank branches, one Community Bank branch and two vacant bank branches with a combined 768,730 square feet.

Subsequent Events:

•	The Board declared, and the Company paid, beginning in October 2011, its first monthly dividend of $0.0729 per share, or an annualized rate of $0.875 per share.
•	On October 28, 2011, the Company sold 1.5 million shares of common stock in an underwritten secondary offering for net proceeds of $14.4 million.
•	On November 2, 2011, the underwriters exercised a portion of their over-allotment option and purchased 75,000 common shares for net proceeds of $0.7 million.
•	On November 10, 2011, the Company closed on the acquisition of 20 free-standing commercial properties, all of which are retail Dollar General stores, with a combined 177,000 square feet.
•
The Company expects to acquire seven additional freestanding commercial properties currently under contract by January 2012, including six Advance Auto retail stores and one Walgreens pharmacy.  These properties aggregate approximately 57,000 leasable square feet with a purchase price of $8.9 million, excluding transaction costs.

“The proceeds received from this secondary offering provide us with the opportunity to continue assembling a well-diversified net leased portfolio,” said Brian S. Block, Executive Vice President and Chief Financial Officer of ARCP.  “Following our recently completed acquisitions and those properties currently under contract, the 100% occupied stabilized portfolio will consist of seven credit tenants operating in six industry sectors located in 13 states.”

Investor Conference Call

The Company will hold a conference call at 4:00pm ET today, November 14, 2011 to discuss operating results for the quarter.  Nicholas S. Schorsch, Chairman and Chief Executive Officer, and Brian S. Block, Executive Vice President and Chief Financial Officer, will host the call.  Interested parties can listen to the earnings conference call by dialing 1-877-317-6789 (domestic), 1-412-317-6789 (international), or 1-866-605-3852 (Canada) and using conference code 10006866.  A replay of the earnings conference call will be available by telephone through December 15, 2011 at 1-877-344-7529 (domestic), or 1-412-317-0088 (international) using conference code 10006866.

American Realty Capital Properties, Inc. is a publicly-traded Maryland corporation listed on The NASDAQ Capital Market that intends to qualify as a real estate investment trust focused on owning and acquiring single tenant freestanding commercial properties subject to net leases with high credit quality tenants.  Additional information about the Company can be found on the Company’s website at www.americanrealtycapitalproperties.com. Note:  This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as  "expects," "anticipates," "assumes," "projects," "estimated" and "scheduled" and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected.  Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities which could adversely affect all of the above factors.  The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the registration statement on Form S-11 (File No. 333-176952), for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)

>>Consolidated Balance Sheets

>>Consolidated Statements of Operations

>>Reconciliation from Net Loss and Net Loss per Share to FFO and FFO per Share

>>Reconciliation from FFO and FFO per Share to AFFO and AFFO per share

###

AMERICAN REALTY CAPITAL PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	September 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$17,346	$—
Buildings, fixtures and improvements	97,261	—
Acquired intangible lease assets	7,605	—
Total real estate investments, at cost	122,212	—
Less: accumulated depreciation and amortization	(13,822)	—
Total real estate investments, net	108,390	—
Cash	830	—
Prepaid expenses and other assets	1,365	—
Deferred costs, net	2,063	279
Total assets	$112,648	$279

LIABILITIES AND EQUITY
Mortgage note payable	$13,850	$—
Senior secured revolving credit facility	51,500	—
Due to affiliates	278	—
Accounts payable and accrued expenses	929	279
Deferred rent and other liabilities	687	—
Total liabilities	67,244	279

Common stock, $0.01 par value, 240,000,000 and 10,000 shares authorized, 5,751,531 and 1,000 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	58	—
Additional paid-in capital	42,156	—
Accumulated deficit	(650)	—
Total stockholders’ equity	41,564	—
Non-controlling interests	3,840	—
Total equity	45,404	—
Total liabilities and equity	$112,648	$279

AMERICAN REALTY CAPITAL PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011
Rental income	$576	$576

Expenses:
Acquisition and transaction related	604	604
General and administrative	84	100
Depreciation and amortization	372	372
Total operating expenses	1,060	1,076
Operating loss	(484)	(500)

Interest expense	(185)	(185)

Net loss	(669)	(685)
Net loss attributable to non-controlling interests	35	35
Net loss attributable to stockholders	$(634)	$(650)
Basic and diluted weighted average shares outstanding	1,515,710	511,452
Basic and diluted net loss per share	$(0.42)	$(1.27)

Funds From Operations

We consider funds from operations (“FFO”) and FFO, as adjusted to exclude acquisition-related fees and expenses “(AFFO”), useful indicators of the performance of a real estate investment trust (“REIT”). Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs in our peer group. Accounting for real estate assets in accordance with generally accepted accounting principles (“GAAP”) implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

Additionally, we believe that AFFO, by excluding acquisition-related fees and expenses, provides information consistent with management's analysis of the operating performance of the properties. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies, including exchange-traded and non-traded REITs.

As a result, we believe that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

FFO and AFFO are non-GAAP financial measures and do not represent net income as defined by GAAP. FFO and AFFO do not represent cash flows from operations as defined by GAAP, are not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as alternatives to net income, as determined in accordance with GAAP, for purposes of evaluating our operating performance. Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts, or NAREIT, definition (as we do) or may interpret the current NAREIT definition differently than we do and/or calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.

Reconciliation from Net Loss and Net Loss per Share to FFO and FFO per Share

	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011
Net loss attributable to stockholders	$(634)	$(650)
Plus: Depreciation and amortization, net of the portion attributable to noncontrolling interest holders	351	351
FFO attributable to common stockholders	$(283)	$(299)
Weighted average shares outstanding	1,515,710	511,452
FFO per share	$(0.19)	$(0.58)

Reconciliation from FFO and FFO per Share to AFFO and AFFO per share

	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011
FFO attributable to common stockholders	$(283)	$(299)
Plus: Acquisition and transaction related expenses, net of the portion attributable to noncontrolling interest holders	570	570
AFFO attributable to common stockholders	$287	$271
Weighted average shares outstanding – diluted (1)	1,647,884	555,994
AFFO per share	$0.17	$0.49

(1)
Includes the effect of restricted shares of common stock of 176,400 shares and 310,000 OP units which are convertible to common stock as if they were outstanding shares of common stock from the time they were issued.  Shares were excluded from net loss calculations as the effect would have been antidilutive.